Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Timothy A. Bonang, Vice President, Investor Relations
Elisabeth Olmsted, Manager, Investor Relations
(617) 219-1440

Government Properties Income Trust Announces 2013 Second Quarter Results

Newton, MA (July 31, 2013): Government Properties Income Trust (NYSE: GOV) today announced its financial results for the quarter and six months ended June 30, 2013.

Results for the Quarter Ended June 30, 2013:

Normalized funds from operations, or Normalized FFO, for the quarter ended June 30, 2013 were $29.3 million, or $0.54 per share, compared to Normalized FFO for the quarter ended June 30, 2012 of $24.4 million, or $0.52 per share.

Net income was $15.2 million, or $0.28 per share, for the quarter ended June 30, 2013 compared to $12.0 million, or $0.25 per share, for the quarter ended June 30, 2012.

The weighted average number of common shares outstanding was 54.7 million and 47.1 million for the quarters ended June 30, 2013 and 2012, respectively.

A reconciliation of net income determined according to U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended June 30, 2013 and 2012 appears later in this press release.

Results for the Six Months Ended June 30, 2013:

Normalized FFO for the six months ended June 30, 2013 were $59.6 million, or $1.09 per share, compared to Normalized FFO for the six months ended June 30, 2012 of $49.5 million, or $1.05 per share.

Net income was $39.9 million, or $0.73 per share, for the six months ended June 30, 2013 compared to $25.0 million, or $0.53 per share, for the six months ended June 30, 2012. Net income for the six months ended June 30, 2013 includes a net gain on sale of properties from discontinued operations of $8.2 million, or $0.15 per share.

The weighted average number of common shares outstanding was 54.7 million and 47.1 million for the six months ended June 30, 2013 and 2012, respectively.

A reconciliation of net income determined according to GAAP to FFO and Normalized FFO for the six months ended June 30, 2013 and 2012 appears later in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Occupancy and Leasing Results:

As of June 30, 2013, 93.4% of GOV’s rentable square feet was leased, compared to 92.6% leased as of June 30, 2012, and 92.8% leased as of March 31, 2013.

GOV entered into lease renewals for 236,700 rentable square feet and new leases for 77,827 rentable square feet during the quarter ended June 30, 2013 which had weighted average rental rates that were approximately 1.4% below prior rents for the same space or, in the case of space acquired vacant, rental rates at the date of acquisition. The weighted average lease term based on square feet for leases entered into during the second quarter of 2013 was 13.4 years. Commitments for tenant improvements, leasing commission costs and concessions for leases entered into during the quarter ended June 30, 2013 totaled approximately $5.2 million, or $1.23 per square foot per year of the lease term.

Recent Investment Activities:

In July 2013, GOV entered an agreement to acquire a warehouse property located in Chester, Virginia with 228,108 rentable square feet.  This property is 100% leased to the U.S. Government and occupied by the United States Army.  The contract price is $12.8 million, excluding acquisition costs.  This pending acquisition is subject to GOV’s satisfactory completion of diligence and other customary closing conditions; accordingly, GOV can provide no assurance that it will acquire this property or that the acquisition will not be delayed or that the terms will not change.

Conference Call:

On Wednesday, July 31, 2013, at 1:00 p.m. Eastern Time, David Blackman, President and Chief Operating Officer, and Mark Kleifges, Treasurer and Chief Financial Officer, will host a conference call to discuss the second quarter 2013 results.

The conference call telephone number is (877) 531-2987.  Participants calling from outside the United States and Canada should dial (612) 332-0107.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 11:59 p.m. Eastern Time on August 7, 2013.  To hear the replay, dial (320) 365-3844.  The replay pass code is 296744.

A live audio webcast of the conference call will also be available in a listen only mode on GOV’s website, which is located at www.govreit.com.  Participants wanting to access the webcast should visit GOV’s website about five minutes before the call.  The archived webcast will be available for replay on GOV’s website for about one week after the call.  The transcription, recording and retransmission in any way of GOV’s second quarter conference call are strictly prohibited without the prior written consent of GOV.

Supplemental Data:

A copy of GOV’s Second Quarter 2013 Supplemental Operating and Financial Data is available for download at GOV’s website, www.govreit.com. GOV’s website is not incorporated as part of this press release.

Government Properties Income Trust is a real estate investment trust, or REIT, which owns properties located throughout the United States that are majority leased to the U.S. Government and other government tenants.  As of June 30, 2013, GOV owned 82 properties with approximately 10.0 million rentable square feet.  GOV is headquartered in Newton, Massachusetts.

Please see the following pages for a more detailed statement of GOV’s operating results and financial condition and for an explanation of GOV’s calculation of FFO and Normalized FFO.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER GOV USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, GOV IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD

LOOKING STATEMENTS ARE BASED UPON GOV’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  GOV’S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT GOV HAS ENTERED AN AGREEMENT TO PURCHASE A PROPERTY.  THIS TRANSACTION IS SUBJECT TO GOV’S SATISFACTORY COMPLETION OF DILIGENCE AND OTHER CUSTOMARY CLOSING CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE TRANSACTIONS.  THESE CONDITIONS MAY NOT BE MET.  AS A RESULT, THIS TRANSACTION MAY NOT OCCUR, MAY BE DELAYED OR ITS TERMS MAY CHANGE.

THE INFORMATION CONTAINED IN GOV’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING UNDER “RISK FACTORS” IN GOV’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE GOV’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN ITS FORWARD LOOKING STATEMENTS. GOV’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON GOV’S FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, GOV DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

GOVERNMENT PROPERTIES INCOME TRUST

CONDENSED CONSOLIDATED STATEMENTS OF INCOME, FUNDS FROM OPERATIONS AND

NORMALIZED FUNDS FROM OPERATIONS

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Rental income	$57,261	$49,808	$114,939	$99,805

Expenses:
Real estate taxes	6,648	5,899	13,151	11,378
Utility expenses	3,993	3,793	7,980	7,524
Other operating expenses	10,016	9,232	19,594	17,999
Depreciation and amortization	13,972	11,995	27,668	23,905
Acquisition related costs	105	245	139	294
General and administrative	3,299	2,680	6,548	5,682
Total expenses	38,033	33,844	75,080	66,782

Operating income	19,228	15,964	39,859	33,023

Interest and other income	5	6	16	14
Interest expense (including net amortization of debt premiums and deferred financing fees of $332, $335, $663 and $659, respectively)	(4,065)	(4,096)	(8,212)	(8,119)
Equity in earnings of an investee	79	76	155	121
Income from continuing operations before income tax expense	15,247	11,950	31,818	25,039

Income tax expense	(43)	(44)	(86)	(89)
Net income from continuing operations	15,204	11,906	31,732	24,950
Discontinued operations:
Income from discontinued operations	—	48	30	63
Net gain on sale of properties from discontinued operations	—	—	8,168	—
Net income	$15,204	$11,954	$39,930	$25,013

Calculation of Funds from Operations (FFO) and Normalized FFO:(1)
Net income	$15,204	$11,954	$39,930	$25,013
Plus: depreciation and amortization from continuing operations	13,972	11,995	27,668	23,905
Plus: depreciation and amortization from discontinued operations	—	158	45	320
Less: net gain on sale of properties from discontinued operations	—	—	(8,168)	—
FFO	29,176	24,107	59,475	49,238
Plus: acquisition related costs	105	245	139	294
Normalized FFO	$29,281	$24,352	$59,614	$49,532

Weighted average common shares outstanding	54,669	47,098	54,657	47,075

Per common share:
Income from continuing operations	$0.28	$0.25	$0.58	$0.53
Income from discontinued operations	$—	$—	$0.15	$—
Net income	$0.28	$0.25	$0.73	$0.53
FFO	$0.53	$0.51	$1.09	$1.05
Normalized FFO	$0.54	$0.52	$1.09	$1.05

(1)  GOV calculates FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization, excluding any gain or loss on sale of properties, as well as other adjustments currently not applicable to GOV.  GOV’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because GOV excludes acquisition related costs.  GOV considers FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income, operating income and cash flow from operating activities.  GOV believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of GOV’s operating performance between periods and between GOV and other REITs.  FFO and Normalized FFO are among the factors considered by GOV’s Board of Trustees when determining the amount of distributions to its shareholders.  Other factors include, but are not limited to, requirements to maintain GOV’s status as a REIT, limitations in its revolving credit facility and term loan agreements, the availability of debt and equity capital to GOV, GOV’s expectation of its future capital requirements and operating performance, and its expected needs and availability of cash to pay its obligations.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of GOV’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of GOV’s needs.  GOV believes that FFO and Normalized FFO may facilitate an understanding of its consolidated historical operating results.  These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in GOV’s Condensed Consolidated Statements of Income and Comprehensive Income and Condensed Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than GOV does.

GOVERNMENT PROPERTIES INCOME TRUST

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

(unaudited)

	June 30,	December 31,
	2013	2012
ASSETS

Real estate properties:
Land	$243,584	$243,611
Buildings and improvements	1,283,094	1,279,343
	1,526,678	1,522,954
Accumulated depreciation	(190,581)	(175,052)
	1,336,097	1,347,902

Assets of discontinued operations	—	10,278
Acquired real estate leases, net	132,233	144,401
Cash and cash equivalents	3,119	5,255
Restricted cash	1,736	1,553
Rents receivable, net	30,812	28,997
Deferred leasing costs, net	9,191	7,661
Deferred financing costs, net	4,822	5,718
Other assets, net	9,194	10,369
Total assets	$1,527,204	$1,562,134

LIABILITIES AND SHAREHOLDERS’ EQUITY

Unsecured revolving credit facility	$25,000	$49,500
Unsecured term loan	350,000	350,000
Mortgage notes payable	91,939	93,127
Liabilities of discontinued operations	—	102
Accounts payable and accrued expenses	18,927	19,106
Due to related persons	2,849	3,719
Assumed real estate lease obligations, net	17,370	19,129
Total liabilities	506,085	534,683

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value: 70,000,000 shares authorized, 54,674,118 and 54,643,888 shares issued and outstanding, respectively	547	547
Additional paid in capital	1,104,803	1,103,982
Cumulative net income	177,223	137,293
Cumulative other comprehensive income	18	99
Cumulative common distributions	(261,472)	(214,470)
Total shareholders’ equity	1,021,119	1,027,451

Total liabilities and shareholders’ equity	$1,527,204	$1,562,134